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                                                                    EXHIBIT 15.1



June 29, 2007









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China Techfaith Wireless            DIRECT LINE: 2842 9522
 Communication Technology Limited   E-MAIL: Benjamin.Dyer@conyersdillandpearman.com
Tower D2, IT Park, Electronic Town  OUR REF: BNRD/jm/240978 (M#871692)
No.10 A, Jiu Xian Qiao North Road   YOUR REF:
Chao Yang District
Beijing, China 100015
People's Republic of China
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Dear Sirs,

CHINA TECHFAITH WIRELESS COMMUNICATION TECHNOLOGY LIMITED (THE "COMPANY") ANNUAL REPORT ON FORM 20-F

We hereby consent to the filing of this letter as an exhibit to the Company's annual report on Form 20-F for the year ended December 31, 2006 with the U.S. Securities and Exchange Commission, and to the reference therein to our firm under the heading "Cayman Islands Taxation" in the annual report. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the U.S. Securities and Exchange Commission thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

CONYERS DILL & PEARMAN